Exhibit 10.1


                        SCIENTIFIC CONSULTING AGREEMENT


                                                                  March 21, 2007



TO:         Dr. Stephen Stahl
            1930 Palomar Point Way, Suite 101
            Carlsbad, CA 92008



FROM:       Tetragenex Pharmaceuticals, Inc.

            We are pleased to engage your services as a consultant to Tetragenex Pharmaceuticals, Inc. (the "Company"), and in this letter to set forth the terms of your engagement.

1.          SERVICES

            You agree that you shall serve as lead scientific consultant and Chairman of the scientific advisory board to the Company, specifically by applying your extensive clinical and research experience in order to assist the Company on the next phase of development for Nemifitide and other development issues with regard to other Tetragenex compounds for the terms set forth below. Duties as a consultant will include but not be limited to:

            o Researching the neurobiological background of nemifitide and its related family of compounds, engaging other scientific consultants to the company, as well as external field experts in the process of conducting your research

            o Organizing coherent and scientifically accurate presentation materials detailing the neurobiology, basic and clinical pharmacology of nemifitide with regard to its application in treatment of various central nervous system disorders, including but not limited to depression

            o Presenting neurobiological, pharmacological, and clinical data to potential licensing, potential development and potential investors or investment partners of the company

            o Train other scientific consultants to the company in the aforementioned presentation materials you develop to the degree they may assist you in presentation, or participate in lieu of you should you become unavailable to present on occasion

            o Leveraging your industry expertise and contacts in an effort to facilitate obtaining meetings with potential licensing partners, investors, and clinical investigators

            o Serving as the lead scientific expert in the development of product key message shaping and marketing plan development activities for nemifitide and its related family of compounds

            o Assisting as point scientist in the neqotiation proceedings of and potential product sale or licensing activities of the company associated with nemifitide and its related family of compounds

            o Attending all critical licensing and drug development meetings in person with potential pharmaceutical partners

            o     Working   directly  or   indirectly   with  other   scientific
                  consultants to the company, as well as external field experts as needed

            o     Working  with  and   coordinating  all  meetings  with  Martin
                  Schacker your point person and other directors at Tetragenex when Mr. Schacker's not available

            o     Input into initial protocol design

            o     Advising with investigator selection

            o     Reviewing and giving input into collected data

            o Participating in "think tank" discussions whether by phone or at meetings

            o     Suggestions on development strategies

2.          TERM

            This Agreement shall commence on March 21, 2007 and shall continue for a term of 36 months until March 21, 2010 (the "Termination Date").

3.          COMPENSATION

            (a) To pay normal expenses when fulfilling the services stated above including travel, meals, and lodging, provided they are pre-approved by Company management.

            (b) To issue you a warrant to purchase 650,000 common shares of the Company's stock at an exercise price of U.S. $1.30 per share. These warrants shall expire on March 21, 2012. These warrants shall be fully vested upon the signing of this agreement.

            (c) An additional 100,000 warrants shall be issued under the same terms upon the success of the licensing of Nemifitide. The common shares underlying these warrants shall carry piggy-back registration rights.

                  Each party's obligations under this agreement may not be assigned or transferred to any other person or company without the prior written consent of the other party. It is expressly acknowledged by both the company and Dr. Stahl that Dr. Stahl's efforts be based on a best effort obligation and in no way does this consulting agreement guarantee, imply or in any other way ensure the ultimate success of the licensing of Tetragenex's lead compound or any other compound. Dr. Stahl has absolutely no liability in any regard in the event licensing and/or development efforts are unsuccessful as a result of his efforts.


4.          INDEPENDENT CONTRACTOR

            Your relationship to the Company under this agreement shall not restrict you in any way from consulting, being employed, advising, or working with any other company whether in the Pharmaceutical area or other areas whether directly or indirectly involved in CNS and/or anti-depressants. Your relationship to the Company shall also be that of an independent contractor, and nothing herein shall be deemed to constitute either a joint venture or an employment relationship. You have no authority hereunder to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Tetragenex Pharmaceuticals, Inc. or to bind the Company in any manner whatsoever. However, you are not restricted from advising, suggesting, implying or directly recommending to potential pharmaceutical partners, licensing and/or development ideas and terms. In the event the licensing opportunity arises you will work directly with Mr Schacker and/or other directors in advising on structure and implementation of licensing and/or development agreement.

5.          CONFIDENTIALITY

            You will not at any time disclose or use for your own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate the Company; PROVIDED, HOWEVER, that the foregoing shall not apply to information that is not unique to the Company or that is or becomes through no fault of yours generally known to the industry or the public.

6.          ENTIRE AGREEMENT AND AMENDMENT

            This Agreement represents the entire Agreement between us and supersedes upon execution all prior negotiations, representations, understandings and agreements, whether oral or written. This Agreement may only be amended by a written instrument signed by both parties.

7.          GOVERNING LAW

            This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles of the State of New Jersey.

            If the terms of this Agreement are acceptable to you, please indicate your assent by signing and returning to us the enclosed copy.


                                                TETRAGENEX PHARMACEUTICALS, INC.

                                                BY: /s/ Martin F. Schacker
                                                   -----------------------------
                                                   Martin F. Schacker
                                                   Co-Chief Executive Officer

                                      ****


ACCEPTED AND AGREED TO
THIS 21 DAY OF March, 2007

By: /s/ Dr. Stephen M. Stahl
   -------------------------
   Dr. Stephen M. Stahl